Exhibit 16.1

March 29, 2013

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read Item 4.01 included in the Form 8-K dated on or around March 29, 2013 of MedCareers Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas